UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     November 19, 2003

HAYNES INTERNATIONAL, INC.
 (Exact name of the registrant as specified in its charter)

Delaware	33-32617	06-1185400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (765) 456-6000

Item 5.

        On November 19, 2003, Haynes International, Inc. (the “Company”) executed and entered into Amendment No. 5 to Credit Agreement (the “Amendment”) by and among the Company, the financial institutions party to the Credit Agreement effective as of November 22, 1999 (the “Credit Agreement”), and Fleet Capital Corporation, in its capacity as administrative agent, dated November 1, 2003. The Amendment fixes the amount of the Fixed Charge Reserve at $7,000,000 for the period beginning November 1, 2003 and ending June 3, 2004. In addition, relief was provided for the Senior Note Reserve such that it is: (i) zero through December 31, 2003; (ii) $1,356,000 for January 1, 2004 through January 31, 2004; (iii) $5,424,000 on February 1, 2003; and (iii) equals $8,136,000 on February 28, 2004. The Amendment also requires that the Company not permit the average daily Revolving Credit Availability (as defined in the Credit Agreement) for the thirty-day period preceding any day on which the Company makes an interest payment on the 11 5/8% Senior Notes due 2004 to be less than, after giving effect to the amount of the applicable interest payment, $4.5 million.

        The Amendment is filed herewith as Exhibit 10.1.

Item 7.    Financial Statements and Exhibits.

        The following exhibits are filed as a part of this report:

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Exhibits

        10.1    Amendment No. 5 to Credit Agreement by and among Haynes International, Inc., the financial institutions party to the Credit Agreement dated as of November 22, 1999, and Fleet Capital Corporation, in its capacity as administrative agent dated November 1, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2003	Haynes International, Inc. By: /s/ Calvin S. McKay Calvin S. McKay Chief Financial Officer